Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 6
TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Limited Waiver and Amendment No. 6 to Amended and Restated Note Purchase Agreement (this “Amendment”), is executed on October 28, 2013 but effective as of September 30, 2013, is made by and among (i) AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“AEAFK”), AEMETIS FACILITY KEYES, INC., a Delaware corporation and successor-in-interest to Keyes Facility Acquisition Corp., a Delaware corporation (“Keyes Facility”, together with AEAFK, the “Borrowers”), AEMETIS, INC. (formerly known as AE Biofuels, Inc.), a Nevada corporation (“Parent”), and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent for the Noteholders (“Administrative Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND (“TEC Insight Fund Purchaser”) and SPROTT PC TRUST (“Sprott PC Trust Purchaser”, and together with TEC Insight Fund Purchaser, “Noteholders”).

RECITALS

A. The Borrowers, Administrative Agent and Noteholders entered into the Amended and Restated Note Purchase Agreement dated as of July 6, 2012, as amended by a Limited Waiver and Amendment No.1 to Amended and Restated Note Purchase Agreement dated as of October 18, 2012, as amended by a Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement dated as of February 27, 2013, as amended by a Limited Waiver and Amendment No. 3 to Amended and Restated Note Purchase Agreement dated as of April 15, 2013, as amended by an Amendment No. 4 to Amended and Restated Note Purchase Agreement dated as of April 19, 2013, as amended by a Limited Waiver and Amendment No. 5 to Amended and Restated Note Purchase Agreement dated as of July 26, 2013 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. The Borrowers have requested, and the Administrative Agent and Noteholders have agreed, to amend the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1. Reaffirmation of Indebtedness.  The Borrowers hereby confirm that as of September 30, 2013 and before giving effect to this Amendment, the outstanding principal balance of the Notes and accrued and unpaid interest thereon (excluding any Default or Event of Default interest) is $74,690,293.51.

SECTION 2. Limited Waiver.  Subject to the terms, covenants and conditions of this Amendment, Administrative Agent hereby waives the following Events of Default which have occurred:

(A) the independent calculation pursuant to Section 6.3(hh) of the Agreement, which shall now be completed as part of the consulting agreement between the Administrative Agent and FTI Consulting Inc. at the sole expense of the Borrowers as described in Section 6.3(hh) of the Agreement (as modified by this Amendment);

(B) the requirements set forth in Section 6.3(ii) of the Agreement, which shall now be completed as part of the consulting agreement between the Administrative Agent and FTI Consulting Inc. at the sole expense of the Borrowers as described in Section 6.3(hh) of the Agreement (as modified by this Amendment); and

(C) the Borrowers’ sale of certain equipment to Next Level Spirits, Inc. on or about July 30, 2013 and having a value of approximately $631,622.86 in breach of Section 6.4(e) of the Agreement.

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Administrative Agent or Noteholders of any covenant or provision of the Agreement, the other Note Purchase Documents, or of any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent, and the failure of Administrative Agent or Noteholders at any time or times hereafter to require strict performance by the Borrowers or any Company Party of any provision thereof shall not waive, affect or diminish any right of Administrative Agent or Noteholders to thereafter demand strict compliance therewith.  Administrative Agent and Noteholders hereby reserve all rights granted under the Agreement, the Note Purchase Documents and any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent.

SECTION 3. Amendments.  The following sections of the Agreement shall be and hereby are amended as follows:

(A) Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of the Agreement, including all defined terms referenced therein.

(B) Section 1.1 (Definitions).

(1) Section 1.1 of the Agreement is hereby amended by substituting and adding the following definitions in lieu of or in addition to the versions of such terms and related definitions contained in the Agreement, as applicable, in the appropriate alphabetical order:

“Acquisition Notes Stated Maturity Date” means July 6, 2014; provided that the Acquisition Notes Stated Maturity Date shall be extended for one additional period of six months upon written notice to the Administrative Agent on or after April 6, 2014 but before May 6, 2014 so long as at the time of such extension (a) no Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay the Administrative Agent an extension fee in cash in an amount equal to 3% of the Note Indebtedness in respect of the Acquisition Notes.

“Existing Notes Stated Maturity Date” means July 6, 2014; provided that the Existing Notes Stated Maturity Date shall be extended for one additional period of six months upon written notice to the Administrative Agent on or after April 6, 2014 but before May 6, 2014so long as at the time of such extension (a) no Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay the Administrative Agent an extension fee in cash in an amount equal to 3% of the Note Indebtedness in respect of the Existing Notes.

“Financing” means, collectively, (i) the issuance and sale by the Borrowers of $7,184,573.64 aggregate original principal amount of Existing Notes pursuant to this Agreement, (ii) the issuance and sale by the Borrowers of $15,000,000 aggregate original principal amount of Acquisition Notes pursuant to this Agreement, (iii) the issuance and sale by the Borrowers of up to $36,585,432.85 aggregate original principal amount of Revolving Notes (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), pursuant to this Agreement and (iv) the issuance and sale by the Borrowers of $10,000,000 aggregate original principal amount of Revenue Participation Notes pursuant to this Agreement and (iv) the entry into by the parties thereto of the other transactions contemplated by the Financing Documents.

“Non-Revolving Portion” means, the Special Advances, the First Amendment and Waiver Fee Advances, the Second Amendment and Waiver Fee Advance, the Third Amendment Waiver and Fee Advance, the Fifth Amendment and Waiver Fee Advance and the Sixth Amendment Waiver and Fee Advance in the aggregate principal amount of $17,188,410.40.

“Principal Waterfall” means the order in which payments are applied to the principal outstanding under the Notes, as follows: (i) first, to the February 2013 Special Advance in the original principal amount of $3,188,410.40, (ii) second, to the April 2013 Special Advance in the original principal amount of $2,000,000, (iii) third, to the other components of the Non-Revolving Portion of the Revolving Notes (comprised of (A) the portion of the Revolving Notes issued on September 28, 2012 and October 1, 2012 in the original principal amount of $1,000,000 in the aggregate, (B) the portion of the Revolving Notes issued after October 1, 2012 and prior to February 1, 2013 in the original principal amount of $1,000,000, (C) the portion of the Revolving Notes issued in respect of the First Amendment and Waiver Fee Advances in the original aggregate principal amount of $4,000,000 (issued in increments of $1,000,000 on October 1, 2012, January 1, 2013, April 1, 2013 and July 1, 2013), (D) the portion of the Revolving Notes issued in respect of the Second Amendment and Waiver Fee Advance in the original principal amount of $1,500,000, (E) the portion of the Revolving Notes issued in respect of the Third Amendment and Waiver Fee Advance in the original principal amount of $500,000, (F) the portion of the Revolving Notes issued in respect of the Fifth Amendment and Waiver Fee Advance in the original principal amount of $4,500,000, (G) the portion of the Revolving Notes issued in respect of the Sixth Amendment and Waiver Fee Advance in the original principal amount of $500,000 and (H) any PIK Amounts added to the principal amount of the Revolving Notes in accordance with Section 2.11(1) of the Agreement, including, without limitation, the sum of $1,397,022.45 (representing the accrued and unpaid interest for the period from April 1, 2013 through and including June 30, 2013 multiplied by 1.02)), (iv) fourth, up to $5,000,000 of the Revolving Portion of the Revolving Notes (which amount may be re-borrowed in accordance with the terms of the Agreement), (v) fifth, to the Existing Notes, (vi) sixth, to the Acquisition Notes, (vii) seventh, to the Revenue Participation Notes and (viii) eighth, to the Revolving Portion of Revolving Notes.

“Revenue Participation Stated Notes Maturity Date” means July 6, 2014; provided that the Revenue Participation Notes Stated Maturity Date shall be extended for one additional period of six months upon written notice to the Administrative Agent on or after April 6, 2014 but before May 6, 2014 so long as at the time of such extension (a) no Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay the Administrative Agent an extension fee in cash in an amount equal to 3% of the Note Indebtedness in respect of the Revenue Participation Notes.

“Revolving Notes Stated Maturity Date” means July 6, 2014; provided that the Revolving Notes Stated Maturity Date shall be extended for one additional period of six months upon written notice to the Administrative Agent on or after April 6, 2014 but before May 6, 2014 so long as at the time of such extension (a) no Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay the Administrative Agent an extension fee in cash in an amount equal to 3% of the Note Indebtedness in respect of the Revolving Notes.

“Subsequent Closing” means, at the option of the Borrowers, one or more Closings for the purchase and sale of Revolving Notes following the First Closing, in each case as contemplated herein, provided that no more than $36,585,432.85 principal amount of Revolving Notes (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), shall be issued and outstanding at any time.

(2) Section 1.1 of the Agreement is hereby amended by deleting the term “Keyes Plant Orderly Liquidation Value” from such Section.

(C) Section 2.3 (Creation and Issuance of the  Notes). Section 2.3 of the Agreement is deleted in its entirety and replaced with the following:

“2.3 Creation and Issuance of the Notes. The Borrowers hereby create and authorize the Notes for issuance in the aggregate original principal amount of up to $68,770,006.49 (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)). The Notes shall be dated as of their applicable Issue Date (including all replacement certificates issued in accordance with this Agreement) and will become due and payable, together with all accrued and unpaid interest thereon, on the Maturity Date.  Other than the Revolving Portion of the Revolving Notes, which may be re-issued once redeemed, neither the Non-Revolving Portion of the Revolving Notes nor any other Notes, may be re-issued once redeemed.”

(D) Section 2.4 (Subsequent Closings and Revolving Notes).  Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:

“2.4 Subsequent Closings and Revolving Notes. Subject to the terms and conditions set forth in Section 2.2, on and after the date of this Agreement and upon written notice by the Borrowers to the Administrative Agent of not less than ten Business Days in substantially the form attached hereto as Exhibit B (each, a “Revolving Loan Request”), the Noteholders, severally, and not jointly, agree to issue Revolving Notes in an aggregate amount not to exceed at any time outstanding the amount identified in the Allocation Notice; provided, however, that (i) after giving effect to any outstanding Revolving Notes, the aggregate principal amount of all outstanding Revolving Notes shall not exceed $36,585,432.85 (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), (ii) $4,000,000 of the Revolving Notes may only be used by the Borrowers to pay the First Amendment and Waiver Fee and for no other purpose (the “First Amendment and Waiver Fee Advances”), (iii) $1,500,000 of the Revolving Notes may only be used by the Borrowers to pay the cash portion of the Second Amendment and Waiver Fee (the “Second Amendment and Waiver Fee Advance”), (iv) $500,000 of the Revolving Notes may only be used by the Borrowers to pay the cash portion of the Third Amendment and Waiver Fee (the “Third Amendment and Waiver Fee Advance”), (v) $4,500,000 of the Revolving Notes may only be used by the Borrowers to pay certain cash portions of the Fifth Amendment and Waiver Fees (the “Fifth Amendment and Waiver Fee Advance”), (vi) $500,000 of the Revolving Notes may only be used by the Borrowers to pay the cash portion of the Sixth Amendment and Waiver Fee (the “Sixth Amendment and Waiver Fee Advance”) and (vii) once the portion of the Revolving Notes representing the Sixth Amendment and Waiver Fee Advance, the Fifth Amendment and Waiver Fee Advance, the Third Amendment and Waiver Fee Advance, the Second Amendment and Waiver Fee Advance, the First Amendment and Waiver Fee Advances and the Special Advances have been redeemed, such amounts shall not be re-issued.  The aggregate principal amount of any new Revolving Notes issued at any Subsequent Closing must be at least $500,000 and in increments of $100,000. At each Subsequent Closing, the Borrowers shall deliver an officer’s certificate to the Administrative Agent and such other evidence reasonably acceptable to the Administrative Agent that the conditions precedent set forth in Section 2.2 have been met.  The proposed use of proceeds in each Revolving Loan Request shall be acceptable to the Administrative Agent in its reasonable discretion.”

(E) Section 6.2(a) (Financial Covenants).  Section 6.2(a) of the Agreement is hereby amended and restated as follows:

“(a) Free Cash Flow.  Commencing with the Fiscal Quarter ending December 31, 2012, the Parent shall maintain trailing Free Cash Flow, tested as at the last day of each Fiscal Quarter of not less than $1,500,000 per Fiscal Quarter; provided, however, that this Section 6.2(a) shall not apply with respect to the Fiscal Quarters ending June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014.”

(F) Section 6.2(c) (Financial Covenants).  Section 6.2(c) of the Agreement is hereby amended and restated as follows:

“(c) Ratio of Note Indebtedness to Keyes Plant Values.  The Parent will not permit at any time the ratio of Note Indebtedness to the Keyes Plant Market Value to exceed seventy-five percent (75%), tested semi-annually as of the last day of the first Fiscal Quarter and as of the last day of the third Fiscal Quarter of each Fiscal Year; provided, however, that this Section 6.2(c) shall not apply with respect to the third Fiscal Quarter of the Fiscal Year ending December 31, 2013; and.”

(G) Section 6.3(cc) (Affirmative Covenants).  Section 6.3(cc) of the Agreement is hereby amended and restated as follows:

“(cc) NYSE/AMEX Listing.  The Common Shares shall be listed for trading either on the New York Stock Exchange or the NYSE MKT, or on a comparable public market that is acceptable to the Administrative Agent in its sole discretion, no later than December 31, 2013.”

(H) Section 6.3(hh) (Affirmative Covenants).  Section 6.3(hh) of the Agreement is amended and restated as follows:

“(hh) Independent Consultant Review and Analysis of Earnings and Procurement Strategies. The Parent shall cooperate with Administrative Agent and its advisors, which cooperation shall include providing promptly all information reasonably requested by them, in connection with review(s) to be performed by FTI Consulting Inc., or another independent consultant satisfactory to Administrative Agent in its sole and absolute discretion, such review to include a quality of earnings review and an assessment and study of the Borrowers’ procurement strategies and practices.  The extent and timing of the foregoing reviews, and any additional reviews or analyses which Administrative Agent and its advisors may decide to further undertake are all to be done and performed to the satisfaction of the Administrative Agent in its sole and absolute discretion and at the sole expense of the Borrowers.”

(I) Section 6.3(ii) (Affirmative Covenants).  Subsection 6.3(ii) of the Agreement is amended and restated as follows:

“(ii) Proceeds from Next Level Spirits Transaction. Within two Business Days of receipt, the Borrowers shall wire to Administrative Agent any purchase price proceeds received by them after October 28, 2013 in connection with the sale by the Borrowers of certain equipment to Next Level Spirits, Inc. on or about July 30, 2013 and having a value of approximately $631,622.86.”

SECTION 3. Conditions to Effectiveness.  This Amendment shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A) Administrative Agent shall have received this Amendment duly executed by the parties hereto.

(B) Administrative Agent shall have received a waiver and amendment fee consisting of $500,000 that shall be added to the outstanding principal balance of the Revolving Notes on the effective date of this Amendment, and 1,000,000 shares of common stock of the Parent (collectively, the “Sixth Amendment and Waiver Fee”), which Sixth Amendment and Waiver Fee shall be deemed fully earned and nonrefundable and the Borrowers shall deliver stock certificates representing such shares to the Administrative Agent within five Business Days following the execution date of this Amendment.  If the Borrowers are unable to cause the Common Shares to be listed for trading either on the New York Stock Exchange or the NYSE MKT, or on a comparable public market that is acceptable to the Administrative Agent in its sole discretion, by December 31, 2013, the Borrowers shall deliver to the Administrative Agent within five Business Days after December 31, 2013, stock certificates representing an additional 1,000,000 shares of common stock of the Parent (the “Supplemental Sixth Amendment and Waiver Fee”) and such Supplemental Sixth Amendment and Waiver Fee shall be deemed fully earned and nonrefundable.

(C) Administrative Agent shall have received a Fifth Amended and Restated Revolving Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $27,519,738.74.

(D) Administrative Agent shall have received a Sixth Amended and Restated Revolving Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $9,065,694.11.

(E) Administrative Agent shall have received a Reaffirmation of Unconditional Personal Guaranty, duly executed by the Chairman.

(F) Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by the Company Parties (other than the Borrowers).

(G) Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by McAfee Capital, LLC.

(H) Administrative Agent shall have received a certificate of a Senior Officer of the Parent and each Borrower certifying (1) that no change has occurred to the Organizational Documents of such Person since certified copies thereof were previously delivered to the Administrative Agent and (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of each such Person authorizing the execution, delivery and performance of the Note Purchase Documents to which such Person is a party delivered in connection with this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force.

(I) Administrative Agent shall have performed and complied with all of the covenants and conditions required by this Amendment and the Note Purchase Documents to be performed and complied with upon the Third Amendment Effective Date.

(J) Administrative Agent shall have received evidence that the Borrowers have paid by wire transfer the reasonable fees and expenses of Administrative Agent’s outside legal counsel in connection with the preparation of the Amendment, previous amendments and other matters regarding the Agreement.

(K) Administrative Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Administrative Agent may reasonably request.

Each Borrower acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Administrative Agent and Noteholders shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Administrative Agent and Noteholders under the Agreement, the Notes and the other Note Purchase Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, each Borrower hereby (a) ratifies and confirms all of the obligations and liabilities of such Borrower owing pursuant to the Agreement and the other Note Purchase Documents, and (b) agrees to pay all costs, fees and expenses of Administrative Agent and Noteholders in connection with this Amendment.

SECTION 4. Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, the Agreement and other Note Purchase Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Note Purchase Document or any right, power or remedy of Administrative Agent or Noteholders thereunder, nor constitute a waiver of any provision of the Agreement or any other Note Purchase Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the execution date of this Amendment or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Administrative Agent or Noteholders whether under the Agreement, the other Note Purchase Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Note Purchase Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Note Purchase Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Note Purchase Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 5. Representations.  Each of the Parent and the Borrowers hereby represents and warrants to Administrative Agent and Noteholders as of the execution date of this Amendment as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Note Purchase Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Entity or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Note Purchase Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Amendment, it is not in default under the Agreement or any other Note Purchase Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Note Purchase Documents are true and correct in all material respects as of the execution date of this Amendment as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 6. Miscellaneous.

(A) This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Amendment shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B) This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Borrowers and Administrative Agent.  This Amendment shall be considered part of the Agreement and shall be a Note Purchase Document for all purposes under the Agreement and other Note Purchase Documents.

(C) This Amendment, the Agreement and the Note Purchase Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E) Neither the Parent nor any Borrower may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Borrowers or any Company Party.  Nothing contained in this Amendment shall be construed as a delegation to Administrative Agent or Noteholders of the Borrowers or any Company Party’s duty of performance, including any duties under any account or contract in which Administrative Agent or Noteholders have a security interest or lien.  This Amendment shall be binding upon the Borrowers, the Parent and their respective successors and assigns.

(F) All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Administrative Agent or Noteholders shall affect such representations or warranties or the right of Administrative Agent or Noteholders to rely upon them.

(G) THE BORROWERS AND THE PARENT ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ADMINISTRATIVE AGENT OR ANY NOTEHOLDER.  THE BORROWERS AND THE PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE ADMINISTRATIVE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, ADMINISTRATIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER NOTE PURCHASE DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of September 30, 2013.

BORROWERS:

AEMETIS ADVANCED FUELS KEYES, INC.

By:       /s/ Eric A. McAfee
Name:  Eric A. McAfee

Title:    Chief Executive Officer

AEMETIS FACILITY KEYES, INC.

By:       /s/ Eric A. McAfee
Name:  Eric A. McAfee

Title:    Chief Executive Officer

PARENT:

AEMETIS, INC.

By:       /s/ Eric A. McAfee
Name:  Eric A. McAfee

Title:    Chief Executive Officer

ADMINISTRATIVE AGENT:

THIRD EYE CAPITAL CORPORATION

By:             /s/ Arif N. Bhalwani
Name:        Arif N. Bhalwani

Title:           Managing Director

By:             /s/ David Alexander
Name:  David G. Alexander

Title:             Managing Director

NOTEHOLDERS:

SPROTT ASSET MANAGEMENT GP INC., in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PC TRUST

By:             /s/ Steve Rostowsky
Name:        Steve Rostowsky

Title:          CFO

THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.ar.l, it its capacity as Managing General Partner of THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND

By:             /s/ Richard Goddard
Name:        Richard Goddard

Title:           Manager

By:             /s/ Robert L. DeNormandie
Name:        Robert L. DeNormandie

Title:           Manager